                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-3440, 333-43353, 333-79639 and 333-72786 of Investors Financial Services
Corp. (the "Company") on Form S-8 and in Registration Statement No. 333-76885 of the Company on Form S-3 of our report dated February 8, 2002, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2001.

We also consent to the incorporation by reference in Registration Statement Nos. 333-3440, 333-43353, 333-79639 and 333-72786 of the Company on Form S-8 and in
Registration Statement No. 333-76885 of the Company on Form S-3 of our report on management's assertion that Investors Bank & Trust Company maintained effective internal control over financial reporting, including safeguarding of assets, dated February 8, 2002, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2001.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 15, 2002